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                                                                    Exhibit 10.9
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                                PROMISSORY NOTE

$5,000,000.00                                           Boston, Massachusetts
                                                            December 27, 2000

     FOR VALUE RECEIVED, the undersigned Curis, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to (S)1.2 of the below-defined Letter Agreement and which remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, "Letter Agreement" means that certain letter agreement of even date herewith between the Borrower and the Bank, as same may be from time to time amended.

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the last Business Day (as defined in the Letter Agreement) of each month, commencing on the first such date after the advance of any Principal and continuing on the last Business Day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate is effective, immediately and without notice or demand of any kind; provided, however, that if all or any portion of outstanding Principal is represented by a LIBOR Loan (as defined in the Letter Agreement) for any Interest Period (as defined in the Letter Agreement), then interest for such Interest Period on such LIBOR Loan shall be payable at the applicable LIBOR Interest Rate (determined as provided in the Letter Agreement) on each Interest Payment Date (as defined in the Letter Agreement) applicable to such Interest Period. After the occurrence and during the continuance of any Event of Default (as defined in the Letter Agreement) interest will, at the option of the Bank, accrue and be payable under this note at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus (ii)
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the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law). As used herein, "Prime Rate" means that variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     Principal of this note represents the Term Loans (as defined in the Letter Agreement). Those Term Loans (or portions thereof) which are not made in respect of Qualifying Leasehold Improvements (as defined in the Letter Agreement) are hereinafter referred to as the "Tranche A Term Loans". Those Term Loans (or portions thereof) which are made in respect of Qualifying Leasehold Improvements are hereinafter referred to as the "Tranche B Term Loans". Principal of
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this note shall be repaid by the Borrower to the Bank as follows: Principal of the Tranche A Term Loans will be repaid in 11 equal consecutive quarterly installments (each in an amount equal to 1/12th of the aggregate principal amount of the Tranche A Term Loans outstanding at the close of business on December 31, 2001), such installments to commence March 29, 2002 and to continue thereafter on the last Business Day of each succeeding calendar quarter through and including September 30, 2004, plus a 12th and final payment due and payable
                                  ----
on December 31, 2004 in an amount equal to all then remaining Principal representing Tranche A Term Loans and all interest accrued but unpaid thereon. Principal of the Tranche B Term Loans will be repaid in 11 equal consecutive quarterly installments (each in an amount equal to 1/24th of the aggregate principal amount of Tranche B Term Loans outstanding at the close of business on December 31, 2001), such installments to commence March 29, 2002 and to continue thereafter on the last Business Day of each succeeding calendar quarter through and including September 30, 2004, plus a 12th and final "balloon" payment due
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and payable on December 31, 2004 in an amount equal to all then remaining
Principal representing Tranche B Term Loans and all interest accrued but unpaid thereon.

     The Borrower may at any time and from time to time prepay all or any portion of the Principal of this note, without premium or penalty, but, as to LIBOR Loans, only at the times and in the manner, and with the yield maintenance fee (if any), provided for in the Letter Agreement. Each Principal prepayment shall be accompanied by payment of all interest on the prepaid amount accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments (including, without limitation, the aforesaid "balloon" payment) in inverse order of normal maturity. Under certain circumstances, as set forth in the Letter Agreement, a prepayment of Principal may be required.

     Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at 100 Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

     The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Term Loan and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Term Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default

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or enforcement of or under this note, and (c) agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This note is the Term Note referred to in, and is entitled to the benefits of, the Letter Agreement and is also entitled to the benefits of the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment (with a yield maintenance fee consequent thereon in certain cases, as more fully described in the Letter Agreement) as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence and during the continuance of an Event of Default, as provided in the Letter Agreement.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE TERM LOANS OR ENFORCEMENT OF THE RELATED LOAN DOCUMENTS, AND AGREES THAT THE BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE TERM LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

     Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                       CURIS, INC.

ATTEST:

   /s/ George Eldridge               By:  /s/ Daniel Passeri
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Secretary                               Name:  Daniel Passeri
                                        Title: Senior Vice President

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